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                                                                       EXHIBIT 5




ROBERT C. SCHWARTZ                                  E-MAIL: rschwartz@sgrlaw.com
Direct Dial: (404) 815-3758                           Direct Fax: (404) 685-7058





                 [LETTERHEAD OF SMITH, GAMBRELL & RUSSELL, L.P.]





                                  May 14, 1999



Board of Directors
First Premier Financial Corporation
13004 Starbuck Road
St. Louis, Missouri 63141

                  Re:      First Premier Financial Corporation
                           Registration Statement on Form S-4
                           1,100,000 Shares

Ladies and Gentlemen:

         We have acted as counsel for First Premier Financial Corporation (the "Company") in connection with the registration under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-4 (the "Registration Statement") of 1,100,000 Shares of the Company's Common Stock, $.01 par value per share (the "Shares"). The Shares are issuable by the Company in exchange for previously outstanding shares of the common stock, $1.00 par value per share, of Premier Bancshares, Inc., a Missouri corporation ("Premier Bancshares"), pursuant to the terms and conditions of that certain Agreement and Plan of Merger dated May 6, 1999 by and between the Company and Premier Bancshares.

         In connection therewith, we have examined the following:

                  (1) The Certificate of Incorporation, as amended, of the Company, certified by the Secretary of State of the State of Delaware;

                  (2) The By-Laws of the Company, certified as complete and correct by the Secretary of the Company;

                  (3) The minute book of the Company, certified as correct and complete by the Secretary of the Company;


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Board of Directors
First Premier Financial Corporation
May 14, 1999
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                  (4)      Certificate of Good Standing with respect to the
                           Company, issued by the Secretary of State of the State of Delaware; and

                  (5)      The Registration Statement.

         Based upon such examination and upon examination of such other instruments and records as we have deemed necessary, we are of the opinion that:

                  (A) The Company has been duly incorporated and is in good standing under the laws of the State of Delaware; and

                  (B) The Shares covered by the Registration Statement to be sold by the Company have been legally authorized and, when issued and sold in accordance with the terms described in the Registration Statement, will be legally issued, fully paid and non-assessable.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus contained in said Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          Very truly yours,

                                          SMITH, GAMBRELL & RUSSELL, LLP



                                          /s/ Robert C. Schwartz
                                          --------------------------------------
                                          Robert C. Schwartz


RCS/DWG/dkaw